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                                                                    EXHIBIT 99.8
LAZARD                                                   LAZARD FRERES
                                                         S.A.S. AU CAPITAL DE
                                                         500.000.000 F
                                                         151, BOULEVARD
                                                         HAUSSMANN
                                                         75382 PARIS CEDEX 08
                                                         R.C.E. PARIS X 542 10
                                                         815
                                                         TEL: + 33 (0) 1 44 13
                                                         01 11
                                                         FAX: + 33 (0) 1 44 13
                                                         01 00
                                                         WWW.LAZARD.COM

                                                                October 27, 2000

The Board of Directors
VIVENDI
42, avenue Friedland
75380 Paris cedex 08

  Re:  Proxy Statement of VIVENDI
       Filed as Part of the Registration Statement on Form F-4

Dear Members of the Board:

     Reference is made to our opinion letter dated as of June 18, 2000 with respect to the fairness, from a financial point of view, to VIVENDI of the Seagram Exchange Ratio and the Canal Exchange Ratio each as defined in the second paragraph of such opinion letter pursuant to the Agreement referred to therein.

     The foregoing opinion letter is for the information and assistance of the Board of Directors of VIVENDI in connection with its consideration of the transactions contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purposes, nor is it to be filed with or referred to in whole or in part in any registration statement, proxy statement or any other document without our prior written consent, except in its entirety in a proxy statement filed in the U.S. or as may be required by law or by a court of competent jurisdiction.

     In that regard, we hereby consent to the reference to the opinion of our firm under the captions "Opinion of VIVENDI's Financial Advisor" and to the inclusion of the foregoing opinion in the above-referenced Proxy Statement included in the above-referenced Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ LAZARD FRERES
                                          --------------------------------------
                                          LAZARD FRERES S.A.S.